Exhibit (a)(xiii)

JB

CERTIFICATE OF CORRECTION
TO
ARTICLES OF AMENDMENT
OF
DWS INVESTORS FUNDS, INC.

DWS Investors Funds, Inc., a Maryland corporation (which is hereafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (which is hereafter referred to as the "SDAT") that:

FIRST: The title of the document being corrected by this Certificate of Correction is the Articles of Amendment that was filed with and accepted for record by the SDAT on December 20, 2005 (the "Articles of Amendment").

SECOND: The name of the party to the Articles of Amendment was DWS Investors Funds, Inc. (f/k/a Scudder Investors Funds, Inc.).

THIRD: The Articles of Amendment were filed for record with the SDAT on December 20, 2005.

FOURTH: A. As previously filed, Article FIRST of the Articles of Amendment stated:

> "**FIRST:** The Charter of the Corporation is hereby amended to effectuate a reverse stock split of the Class A and the Class S shares of the Japanese Equity Fund series of the Corporation's Common Stock, pursuant to which: (i) each issued and outstanding Class A share (or fraction thereof) of the Japanese Equity Fund series of the Corporation's Common Stock shall be changed into and become 0.722293814 Class A shares (or fractions thereof) of the Japanese Equity Fund series of the Corporation's Common Stock, and the par value of the Class A shares of the Japanese Equity Fund Series of the Corporation's Common Stock shall be increased from $0.001 par value per share to $0.001384478 par value per share; and (ii) each issued and outstanding Class S share (or fraction thereof) of the Japanese Equity Fund series of the Corporation's Common Stock shall be changed into and become 0.726159794 Class S shares of the Japanese Equity Fund series of the Corporation's Common Stock, and the par value of the Class S shares of the Japanese Equity Fund Series of the Corporation's Common Stock shall be increased from $0.001 par value per share to $0.001377107 par value per share. In that regard, the first sentence of Article THIRD, Paragraph (1) of the Charter is hereby deleted in its entirety and in lieu thereof the following is substituted:
>
> 1. The total number of shares of capital stock of all series and classes that the Corporation shall have authority to issue is 17,500,000,000 with a par value of one-tenth of one cent ($0.001) per

CUST ID:0002005330
WORK ORDER:0001448368
DATE:08-09-2007 12:17 PM
AMT. PAID:$225.00

WIP 2007/mf/PEA 38(b) 12/1/07/Exhibits

share, other than the Class A shares of the Japanese Equity Fund series, which shall have a par value of $0.001384478 per share, and the Class S shares of the Japanese Equity Fund, which shall have a par value of $0.001377107 per share, to be known and designated as Common Stock. Such shares of Common Stock have an aggregate par value of $17,596,119.54 (using, for the purpose of this calculation, the highest par value with respect to the shares of the Japanese Equity Fund series)."

B. Article FIRST of the Articles of Amendment is hereby corrected to state:

"**FIRST:** The Charter of the Corporation is hereby amended to effectuate a reverse stock split of the Class A and the Class S shares of the Japanese Equity Fund series of the Corporation's Common Stock, pursuant to which: (i) each issued and outstanding Class A share (or fraction thereof) of the Japanese Equity Fund series of the Corporation's Common Stock shall be changed into and become 0.7228027 Class A shares (or fractions thereof) of the Japanese Equity Fund series of the Corporation's Common Stock, and the par value of the Class A shares of the Japanese Equity Fund Series of the Corporation's Common Stock shall be increased from $0.001 par value per share to $0.0013835 par value per share; and (ii) each issued and outstanding Class S share (or fraction thereof) of the Japanese Equity Fund series of the Corporation's Common Stock shall be changed into and become 0.72649047 Class S shares of the Japanese Equity Fund series of the Corporation's Common Stock, and the par value of the Class S shares of the Japanese Equity Fund Series of the Corporation's Common Stock shall be increased from $0.001 par value per share to $0.00137648 par value per share. In that regard, the first sentence of Article FIFTH, Paragraph (1) of the Charter is hereby deleted in its entirety and in lieu thereof the following is substituted:

1. The total number of shares of capital stock of all series and classes that the Corporation shall have authority to issue is 17,500,000,000 with a par value of one-tenth of one cent ($0.001) per share, other than the Class A shares of the Japanese Equity Fund series, which shall have a par value of $0.0013835 per share, and the Class S shares of the Japanese Equity Fund, which shall have a par value of $0.00137648 per share, to be known and designated as Common Stock. Such shares of Common Stock have an aggregate par value of $17,595,875.00 (using, for the purpose of this calculation, the highest par value with respect to the shares of the Japanese Equity Fund series)."

<u>FIFTH</u>: A. As previously filed, Article SECOND of the Articles of Amendment stated:

"SECOND: The following provisions shall apply in order to effectuate the reverse stock split described in Article FIRST above:

(A) Each Class A share (or fraction thereof) of the Japanese Equity Fund series of the Corporation's Common Stock with a par value of $0.001 per share which was issued and outstanding shall automatically and without any action on part of the holder thereof be changed into 0.722293814 Class A shares (or fractions thereof) of the Japanese Equity Fund series of the Corporation's Common Stock with a par value of $0.001384478 per share.

(B) Each Class S share (or fraction thereof) of the Japanese Equity Fund series of the Corporation's Common Stock with a par value of $0.001 per share which was issued and outstanding shall automatically and without any action on part of the holder thereof be changed into 0.726159794 Class S shares of the Japanese Equity Fund series of the Corporation's Common Stock with a par value of $0.001377107 per share."

B. Article SECOND of the Articles of Amendment is hereby corrected to state:

"SECOND: The following provisions shall apply in order to effectuate the reverse stock split described in Article FIRST above:

(A) Each Class A share (or fraction thereof) of the Japanese Equity Fund series of the Corporation's Common Stock with a par value of $0.001 per share which was issued and outstanding shall automatically and without any action on part of the holder thereof be changed into 0.7228027 Class A shares (or fractions thereof) of the Japanese Equity Fund series of the Corporation's Common Stock with a par value of $0.0013835 per share.

(B) Each Class S share (or fraction thereof) of the Japanese Equity Fund series of the Corporation's Common Stock with a par value of $0.001 per share which was issued and outstanding shall automatically and without any action on part of the holder thereof be changed into 0.72649047 Class S shares of the Japanese Equity Fund series of the Corporation's Common Stock with a par value of $0.00137648 per share."

[signatures begin on next page]

IN WITNESS WHEREOF, on this 31st day of July 2007, DWS Investors Funds, Inc. has caused this Certificate of Correction to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary; and the President of DWS Investors Funds, Inc. acknowledges that this Certificate of Correction is the act of DWS Investors Funds, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:

John Millette, Secretary

DWS INVESTORS FUNDS, INC.

By: Michael G. Clark, President